EXHIBIT 99.1

News Release dated July 22, 2013

New Western Gas Corporation Announces Initial Results From Its First Recompletion of an Existing Gas Well Acquired as Part of Its Fredonia Gas Prospect

IRVINE, Jul 22, 2013 (GLOBE NEWSWIRE via COMTEX) -- Today New Western Gas Corporation, a wholly owned subsidiary of New Western Energy Corp. (OTCBB:NWTR), an independent energy company engaged in the acquisition, exploration, development, and production of oil, gas and other minerals in North America, announced the initial results obtained through its first recompletion of an existing natural gas well acquired as part of its recently announced Fredonia Gas Prospect acquisition. The Fredonia Gas Prospect is a coal gas exploration and development prospect located in the heart of the Cherokee Basin in Wilson County, Kansas. New Western Gas Corporation had previously announced its review of behind pipe gas reserves for additional coal gas formations that can be quickly brought on line for additional natural gas production. Based on the favorable results obtained from this recompletion operation performed on the Farwell 34-D3 well, New Western Gas Corporation will proceed with additional recompletions over the next several months. The Fredonia Gas Prospect contains 9 existing wells, four of which have multiple potential undeveloped coal gas reservoirs behind pipe.

Javan Khazali, President and CEO of New Western Energy Corporation stated, "We are very pleased with the initial results obtained through the recompletion operation performed on our Farwell 34-D3 well. The daily production in natural gas from the Farwell 34-D well has doubled to approximately 50 thousand cubic feet. This excellent increase in production has shown that our overall development plan for this area is right on track. This well, together with other wells located upon the lease, have multiple coal gas formations behind pipe that can be recompleted with similar results." He continued to state that, "Over the next few months, we anticipate not only the further development of these existing behind pipe coal gas reserves, but also the drilling of numerous new wells to fully exploit the Proved Undeveloped Coal Gas Reserves contained within the Fredonia Gas Prospect."

About New Western Energy Corp.

New Western Energy Corp. is an independent energy company engaged in the acquisition, development, production, and exploration of oil, gas and minerals primarily in North America. To learn more about the Company, visit: www.newwesternenergy.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of our exploration program at our properties and any anticipated production. Actual results could differ from those projected in any forward-looking statements due to numerous factors including, among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate.

Cautionary Note to U.S. Investors -- The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as "probable," "possible," "recoverable" or "potential" reserves among others, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our Annual Report on Form 10-K and our other filings with the SEC at www.sec.gov or from us at New Western Energy Corp., 20 Truman, Suite 204 Irvine, CA 92620.

CONTACT:	Javan Khazali
(949) 435-0977
info@newwesternenergy.com